AMENDMENT TO
RESTATED STOCKHOLDERS AGREEMENT
REGARDING MANAGEMENT AND TRANSFER OF
SHARES OF CLASS B COMMON STOCK OF
FBL FINANCIAL GROUP, INC.
EFFECTIVE FEBRUARY 14, 2013

WHEREAS, FBL Financial Group, Inc. (“FBL”) and the holders of the Class B common stock of FBL, have all entered into a stockholders agreement last restated effective February 14, 2013 (“Class B Shareholders Agreement”); and

WHEREAS, pursuant to Section 11.02 of the Class B Shareholders Agreement, the agreement may be amended in writing effective when signed by FBL and the holders of at least two-thirds of the outstanding Class B common stock; and

WHEREAS, holders of at least two-thirds of the Class B common stock and FBL wish to amend the Class B Shareholders Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual promises contained in the Class B Shareholders Agreement, and other good and valuable consideration, the parties below hereby agree as follows:

1.    Effective August 26, 2013, the Class B Shareholders Agreement shall be amended by deleting Section 10 in its entirety and inserting in lieu thereof the following:

“10. Term. This agreement shall terminate upon the occurrence of any of the following events:

(a)	Cessation of the Company’s business;

(b)	The bankruptcy, receivership or dissolution of the Company;

(c)	The voluntary agreement of Stockholders who are then bound by the terms hereof and who then own at least two-thirds of the outstanding Shares of Class B Common Stock;

(d)	The effectiveness of a Sale Transaction or a Merger Transaction.”

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by the duly authorized representatives as of the dates noted below.

[SIGNATURES ON FOLLOWING PAGE]

FBL FINANCIAL GROUP, INC.

/S/ JAMES P. BRANNEN
By:    ___________________________________
James P. Brannen

Its:        Chief Executive Officer            Date:    8/26/13

IOWA FARM BUREAU FEDERATION
(representing two-thirds of Class B Common Shares)

/S/ CRAIG D. HILL
By:    ___________________________________
Craig D. Hill

Its:        President                    Date:    8/26/13